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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Axle & Manufacturing Holdings, Inc. on Form S-8 of our reports dated January 30, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Axle & Manufacturing Holdings, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Detroit, Michigan
September 28, 2001